Exhibit 99.1

[Logo of Michael Foods Inc.]	NEWS

301 Carlson Parkway ■ Suite 400 ■ Minnetonka, MN 55305 ■ (952) 258-4000 FAX (952) 258-4911 Visit Michael Foods, Inc. on the Internet: www.michaelfoods.com

CONTACT:	Mark D. Witmer Treasurer & Secretary (952) 258-4906

For Immediate Release

MICHAEL FOODS TO PRESENT AT BANK OF AMERICA INVESTMENT CONFERENCE

MINNETONKA, Sept. 7 -- Michael Foods, Inc. announced today that the Company’s Chairman, President and Chief Executive Officer, Gregg A. Ostrander, will present at the Bank of America 35th Annual Investment Conference on September 19, 2005 at 3:00 p.m. (PT). The conference will be held at the Ritz-Carlton in San Francisco, CA.

The presentation will be available live through a webcast on a conference internet site, www.veracast.com/webcasts/bas/35th-annual-2005/id12114382.cfm, and via www.michaelfoods.com. The archived webcast will also be available on the conference website through October 7, 2005.

Michael Foods, Inc. is a diversified food processor and distributor with particular interests in egg products, refrigerated grocery products, and refrigerated potato products. Principal subsidiaries include M. G. Waldbaum Company, Papetti’s Hygrade Egg Products, Inc., Crystal Farms Refrigerated Distribution Company and Northern Star Co.

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09-07-05